CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated June 3, 2005 on the financial statements and financial highlights of the Amerigo Fund and the Clermont Fund, each a series of AdvisorOne Funds.   Such financial statements and financial highlights are included in the Post Effective Amendment to the Registration Statement on Form N-1A of the AdvisorOne Funds.   We also consent to the references to our Firm in such Registration Statement.

                                                                                            TAIT, WELLER & BAKER

Philadelphia, Pennsylvania

June 27, 2005